UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

Viavi Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

JDS Uniphase Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 31, 2015, in connection with the separation of the communications and commercial optical products business segment and WaveReady product lines (“CCOP”) of Viavi Solutions Inc. (“Viavi” or the “Company”), formerly known as JDS Uniphase Corporation (“JDSU”), Viavi entered into several agreements with Lumentum Holdings Inc. (“Lumentum”), a wholly owned subsidiary of Viavi, that govern the separation of the CCOP business and relationship of the parties prior to, at and following the separation, including the following:

•          Contribution Agreement;

•          Membership Interest Transfer Agreement;

•          Separation and Distribution Agreement;

•          Stockholder’s and Registration Rights Agreement;

•          Tax Matters Agreement;

•          Employee Matters Agreement; and

•          Intellectual Property Matters Agreement.

A summary of certain material features of the agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with JDSU” in Lumentum’s Information Statement dated July 16, 2015 (the “Information Statement”), which is attached hereto as Exhibit 99.1. The summary of the applicable agreements is incorporated by reference into this Item 1.01 as if restated in full. This summary is qualified in its entirety by reference to the Contribution Agreement, Membership Interest Transfer Agreement, Separation and Distribution Agreement, Stockholder’s and Registration Rights Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Matters Agreement, which are included with this report as Exhibits 2.1, 2.2, 2.3, 4.1, 10.1, 10.2 and 10.3, respectively, each of which is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

At 12:01 a.m. Eastern Daylight Time on August 1, 2015 (the “Effective Time”), Viavi completed the previously announced distribution of approximately eighty point one percent (80.1%) of the outstanding common stock of Lumentum to Viavi’s stockholders (the “Distribution”). Concurrent with the Distribution, JDSU was renamed Viavi Solutions Inc. and, at the time of the Distribution, retained ownership of approximately nineteen point nine percent (19.9%) of Lumentum’s outstanding shares. Lumentum was formed to hold Viavi’s CCOP business and, as a result of the Distribution, is now an independent public company trading under the symbol “LITE” on The Nasdaq Stock Market (“NASDAQ”). The Distribution was made to Viavi’s stockholders of record as of the close of business on July 27, 2015 (the “Record Date”), who received one share of Lumentum common stock for every five shares of Viavi common stock held as of the close of business on the Record Date and not sold prior to August 4, 2015, the ex-dividend date. Viavi commenced “regular-way” trading on August 4, 2015 on NASDAQ under the ticker symbol “VIAV.”

On August 3, 2015, Viavi issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.2.

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

As previously reported in the Current Report on Form 8-K filed by Viavi on June 29, 2015, in connection with the Distribution, Harold Covert, Penelope Hersher and Martin Kaplan, resigned as directors of Viavi effective upon the Distribution. In addition, as previously reported in the Current Report on Form 8-K filed by Viavi on May 11, 2015, Pamela Strayer was appointed to the board of directors of Viavi (the “Board”) effective upon the Distribution. Ms. Strayer has also been appointed to the Audit Committee of the Board to serve as Chairperson of the Audit Committee.

As a result of these resignations and appointments, the Viavi Board currently consists of Keith Barnes, Richard E. Belluzzo, Timothy Campos, Masood A. Jabbar, Pamela Strayer and Thomas Waechter.

Resignation of Officer

On August 1, 2015, effective as of the Distribution, Alan Lowe resigned from his position as Viavi’s Executive Vice President and President, Communications & Commercial Optical Products.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Time on August 1, 2015, Viavi filed a Certificate of Amendment to the Fourth Restated Certificate of Incorporation of JDS Uniphase Corporation (the “Amendment”) to change its name from JDS Uniphase Corporation to Viavi Solutions Inc. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1.

Effective upon the filing of the Amendment, Viavi amended and restated its Bylaws (the “Amended Bylaws”) to reflect the change of the Company’s name from JDSU to Viavi. The Amended Bylaws do not include any changes other than the change to the Company’s name. The above description is qualified in its entirety by reference to the full text of the Amended Bylaws, which are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma consolidated financial information of Viavi giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.3.

(d) Exhibits

The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description
2.1	Contribution Agreement
2.2	Membership Interest Transfer Agreement
2.3	Separation and Distribution Agreement
3.1	Certificate of Amendment to Fourth Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	Stockholder’s and Registration Rights Agreement
10.1	Tax Matters Agreement
10.2	Employee Matters Agreement
10.3	Intellectual Property Matters Agreement
99.1	Lumentum Information Statement
99.2	Press release entitled “JDSU Renamed Viavi After Completing Spinoff of Lumentum” dated August 3, 2015.
99.3	Unaudited pro forma consolidated financial information

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Rex S. Jackson
	Name:	Rex S. Jackson
	Title:	Executive Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

August 5, 2015